Investment Company Act of 1940 File No.  811-7440


                       Securities And Exchange Commission
                             Washington, D.C. 20549

                                    Form N-1A

     Registration Statement Under The Investment Company Act Of 1940   /X/
                             Amendment No. 10

                 Dimensional Emerging Markets Value Fund Inc.
              (Exact Name of Registrant as Specified in Charter)

                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                   (Address of Principal Executive Offices)
                                (310) 395-8005
             (Registrant's Telephone Number, including Area Code)

                                Irene R. Diamant
                         Dimensional Fund Advisors Inc.
                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                     (Name and Address of Agent for Service)


                   Please Send Copies of Communications to:
                            Stephen W. Kline, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                          Great Valley Corporate Center
                            30 Valley Stream Parkway
                                Malvern, PA 19355
                                 (610) 640-5801


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Parts A, B and C to this Registration Statement were previously filed with the
Securities and Exchange Commission's EDGAR system on or about March 26, 1999 are herein incorporated by reference to such filing.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment No. 10 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica and the State of California on the 6th day of April, 1999.

                DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                (Registrant)
                By:  David G. Booth*
                     David G. Booth
                President and Chairman
                Chief Executive Officer
                (Signature and Title)



      *By: CATHERINE L. NEWELL
           Catherine L. Newell
           Attorney-in-Fact
           (Pursuant to a Power of Attorney)

dem-10